FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Kenneth D. Najour Chief Financial Officer T: 340-713-7722 E: Kenneth.Najour@AltisourceAMC.com

Altisource Residential Corporation Reports First Quarter 2014 Results

FREDERIKSTED, U.S. Virgin Islands, April 29, 2014 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) announced today financial and operating results for the first quarter of 2014. Net income for the first quarter of 2014 totaled $41.9 million, or $0.77 per diluted share,1 compared to a net loss of $984,000, or 0.13 per share,2 for the first quarter of 2013.

Residential also reported estimated taxable income of $25.8 million for the first quarter of 2014 versus a taxable loss of $1.8 million for the first quarter of 2013. The Company’s estimated taxable income of $25.8 million for the first quarter of 2014 also represents a significant increase over the Company’s taxable income for the fourth quarter of 2013 of $11.3 million.

First quarter highlights:

•	Resolved 822 loans in the first quarter of 2014 versus 288 loans in the fourth quarter of 2013.

•	Declared and paid a dividend of $0.40 per share, marking Residential’s second consecutive quarterly dividend increase.

•	Completed the purchase of an aggregate of 4,200 non-performing mortgage loans (“NPLs”) with an aggregate market value of underlying properties of $900 million.

•	Agreed to purchase a portfolio with an aggregate of 915 mortgage loans and real estate owned (“REO”) properties having an aggregate market value of underlying properties of $180 million.

•	Raised approximately $468 million in equity capital.

Chairman William Erbey stated, “I am pleased with our strong first quarter taxable income and our second consecutive quarterly dividend increase for our shareholders.”

“We continue to focus on portfolio management, as evidenced by the significant increase in our loan resolutions,” said Chief Executive Officer Ashish Pandey. “We expect these resolutions to have a meaningful positive impact on the growth of our rental portfolio in the coming quarters.”

Webcast and conference call
The Company will host a webcast and conference call on Tuesday, April 29, 2014, at 11:00 a.m. Eastern Time to discuss its financial results for the first quarter of 2014. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

1 Based on a weighted average of 54.1 million diluted shares outstanding during the quarter.
2 Based on a weighted average of 7.8 million shares outstanding during the quarter.

About Residential
Residential is focused on providing affordable rental homes to families throughout the United States.  It acquires single-family properties through the purchase of distressed mortgage loan portfolios.  Residential’s strategy is to work with borrowers to modify and refinance loans to keep them in their homes, and it expects to convert the majority of remaining loans into renovated rental properties. Additional information is available at www.altisourceresi.com.

Forward-looking statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Residential’s Registration Statement on Form 10, its Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Altisource Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31, 2014	Three months ended March 31, 2013

Rental revenues and net gain on investments:
Rental revenues	$69	$—
Net unrealized gain on mortgage loans	65,130	1,128
Net realized gain on mortgage loans	9,321	387
Total rental revenues and net gain on investments	74,520	1,515
Expenses:
Residential property operating expenses	1,050	—
Real estate depreciation and amortization	48	—
Mortgage loan servicing costs	11,437	392
Interest expense	5,708	42
Related party general and administrative	12,632	1,078
General and administrative	1,392	987
Total expenses	32,267	2,499
Other income	108	—
Income before income taxes	42,361	(984)
Income tax expense	448	—
Net income (loss)	$41,913	$(984)

Earnings (loss) per share of common stock – basic:
Earnings (loss) per basic share	$0.78	$(0.13)
Weighted average common stock outstanding – basic	53,436,108	7,810,708
Earnings (loss) per share of common stock – diluted:
Earnings (loss) per diluted share	$0.77	$(0.13)
Weighted average common stock outstanding – diluted	54,086,959	7,810,708

Dividends declared per common share	$0.48	$—

Altisource Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets:
Real estate assets, net:
Land	$1,367	$478
Rental residential properties, net	6,488	3,092
Real estate owned	121,895	32,332
	129,750	35,902
Real estate assets held for sale	4,224	1,186
Mortgage loans	1,766,142	1,207,163
Cash and cash equivalents	48,022	115,988
Restricted cash	7,334	5,878
Accounts receivable	681	1,428
Related party receivables	10,444	9,260
Investment in affiliate	18,000	18,000
Deferred leasing and financing costs, net	1,808	2,293
Prepaid expenses and other assets	353	1,542
Total assets	$1,986,758	$1,398,640
Liabilities:
Repurchase agreements	$699,950	$602,382
Accounts payable and accrued liabilities	5,835	4,952
Related party payables	12,540	5,879
Total liabilities	718,325	613,213
Commitments and contingencies
Equity:
Common stock, $.01 par value, 200,000,000 authorized shares; 57,114,763 and 42,286,669 shares issued and outstanding, at March 31, 2014 and December 31, 2013, respectively	571	423
Additional paid-in capital	1,226,927	758,584
Retained earnings	40,935	26,420
Total equity	1,268,433	785,427
Total liabilities and equity	$1,986,758	$1,398,640

Non-GAAP measures - Estimated REIT taxable income

Estimated REIT taxable income is a measure that we use in connection with monitoring our compliance with certain REIT requirements. Estimated REIT taxable income should never be considered as an alternative to net income or net income per share as indicators of our operating performance.

The following table is a reconciliation of U.S. GAAP net income to estimated REIT taxable income (unaudited, $ in thousands):

	U.S. GAAP	Adjustments	Tax
	For the three months ended March 31, 2014	For the three months ended March 31, 2014	For the three months ended March 31, 2014
Rental revenues and net gain on investments:
Rental revenues	$69	$—	$69
Net unrealized gain on mortgage loans	65,130	(25,539)	39,591
Net realized gain on mortgage loans	9,321	(123)	9,198
Total revenues	74,520	(25,662)	48,858
Expenses:
Residential property operating expenses	1,050	—	1,050
Real estate depreciation and amortization	48	(32)	16
Mortgage loan servicing costs	11,437	(8,622)	2,815
Interest expense	5,708	—	5,708
Related party general and administrative	12,632	(26)	12,606
General and administrative	1,392	(428)	964
Total expenses	32,267	(9,108)	23,159
Other income	108	—	108
Net income	$42,361	$(16,554)	$25,807